UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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☐	Soliciting Material Pursuant to §240.14a-12

TRUETT-HURST, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 9, 2014

Dear Fellow Stockholders:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Truett-Hurst’s corporate offices at the VML Winery located at 4035 Westside Road, Healdsburg, CA, 95448, on Thursday, November 20, 2014 at 10:00 a.m., Pacific Standard Time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe the use of the Internet makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.

The proxy statement, proxy card and the 2014 annual report to stockholders are available at http://www.astproxyportal.com/ast/18382 and may also be accessed through our website at www.truetthurstinc.com under the “Investor Relations” section. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares are represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We hope you'll join us at the Annual Meeting.

Sincerely,

[e-signature for Mr. Hurst]

Phillip L. Hurst
Chief Executive Officer, Director and
Chairman of the Board of Directors

TRUETT-HURST, INC.
4035 Westside Road
Healdsburg, California 95448

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at Truett-Hurst’s corporate offices at the VML Winery located at 4035 Westside Road, Healdsburg, CA, 95448, on Thursday, November 20, 2014 at 10:00 a.m., Pacific Standard Time.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.	To re-elect Phillip L. Hurst, Paul E. Dolan III and Daniel A. Carroll as Class II directors of Truett-Hurst, Inc.
2.	To elect new nominee Marcus Benedetti as a Class II director of Truett-Hurst, Inc. To serve for three years and until his successor has been elected and qualified, or until his earlier death, resignation or removal.
3.	To ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending June 30, 2015.
4.	To vote on a proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company’s Class A common stock from 7,000,000 to 15,000,000.
5.	To vote on a proposed amendment to our 2012 Stock Incentive Plan to increase the number of shares of Class A common stock reserved for issuance under the 2012 Plan by 748,000 shares or from 252,000 shares to 1,000,000 shares.
6.	To transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

These items of business are more fully described in the attached Proxy Statement. Only stockholders of Class A, Class B and holders of restricted common stock of record at the close of business on September 30, 2014 are entitled to vote at the Annual Meeting of Stockholders and any adjournments thereof.

By Order of the Board of Directors,

[e-signature for Mr. Forgue]

Paul Forgue
Chief Financial Officer, Chief Operations Officer and Acting Corporate Secretary

Healdsburg, California
October 9, 2014

Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m. Each stockholder will need to bring a proof of ownership and valid picture identification, such as a driver’s license or passport, for admission to the annual meeting. Street name holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting, and all cellular phones must be silenced during the annual meeting. We realize that many cellular phones have built-in digital cameras, and, while these phones may be brought into the annual meeting, the camera function may not be used at any time.

By Order of the Board of Directors,

[e-signature for Mr. Forgue]

Paul Forgue
Chief Financial Officer, Chief Operations Officer and Acting Corporate Secretary

October 9, 2014
Healdsburg, California

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to be Held on November 20, 2014

This Proxy Statement and our Annual Report to Stockholders are available on-line at
http://www.astproxyportal.com/ast/18382.

i

TRUETT-HURST, INC.

Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on November 20, 2014

This proxy statement contains information relating to our Annual Meeting of Stockholders to be held on Thursday, November 20, 2014, beginning at 10:00 a.m. Pacific Standard Time, at Truett-Hurst’s corporate offices at the VML Winery located at 4035 Westside Road, Healdsburg, CA, 95448, on Tuesday, November 20, 2014 at 10:00 a.m., Pacific Standard Time and at any postponements or adjournments of the annual meeting. Your proxy for the annual meeting is being solicited by our Board of Directors.

AVAILABILITY OF PROXY MATERIALS

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about October 9, 2014, we intend to make this proxy statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the annual meeting. We intend to mail this proxy statement, together with a proxy card, to those stockholders entitled to vote at the annual meeting who have properly requested paper copies of such materials, within three business days of such request.

This proxy statement and our 2014 Annual Report, which consists of a letter to stockholders and our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, are available at http://www.astproxyportal.com/ast/18382. This website contains the following documents: the Notice, the proxy statement and proxy card sample, and the 2014 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to Be Held on November 20, 2014: The proxy statement and annual report to stockholders are available at
http://www.astproxyportal.com/ast/18382

ABOUT THE ANNUAL MEETING AND VOTING

Purposes — At the Annual Meeting, you will be asked:

1.	To re-elect Phillip L. Hurst, Paul E. Dolan III and Daniel A. Carroll as Class II directors of Truett-Hurst, Inc.
2.	To elect new nominee Marcus Benedetti as a Class II director of Truett-Hurst, Inc. To serve for three years and until his successor has been elected and qualified, or until his earlier death, resignation or removal.
3.	To ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending June 30, 2015.
4.	To vote on a proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company’s Class A common stock.
5.	To vote on a proposed amendment to our 2012 Stock Incentive Plan to increase the number of shares of Class A common stock reserved for issuance under the 2012 Plan by 748,000 shares or from 252,000 shares to 1,000,000 shares.
6.	To transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

Record Date; Stockholders Entitled to Vote — Only holders of record of our shares of Class A, Class B and restricted common stock at the close of business on September 30, 2014 will be entitled to vote at the Annual Meeting or any adjournment thereof. Each share of common stock will be entitled to one vote. As of September 30, 2014, 3,750,472 shares of our Class A common stock, 9 shares of our Class B common stock and 148,928 restricted stock award units were outstanding and entitled to vote. Holders of our Class A, Class B and restricted common stock will vote as a single class on all matters discussed in this proxy statement.

Quorum — A majority of the voting power of the outstanding shares of Class A, Class B and restricted common stock are entitled to vote, represented in person or by proxy, will be required to constitute a quorum for the Annual Meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes,” if any, will be counted as present for purposes of determining a quorum.

Vote Required — The following proposals require your vote:

For Proposal No. 1 and 2, directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the nominees receiving the highest number of “FOR” votes will be elected. If stockholders withhold their votes, including brokers holding their clients’ shares of record who cause withheld votes to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether a quorum is present. Withheld votes and broker non-votes (as defined below) will not be treated as votes cast with regard to Proposal No. 1 and 2.

For Proposal No. 3, the affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote is required for the ratification of the selection of Burr Pilger Mayer, Inc., as our independent registered public accounting firm for the year ending June 30, 2015. Abstentions will have the same effect as voting against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent auditors, and thus broker non-votes are generally not expected to result from the vote on Proposal 3. Accordingly, any broker non-votes would not have any effect on the outcome of this proposal.

For Proposal No. 4, the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy are required to approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of Class A common stock. For this purpose, abstentions will count as votes present and entitled to vote on Proposal No. 4, but broker non-votes will not. Abstentions will count the same as votes against Proposal No. 4. Broker non-votes will not count as votes present and entitled to vote on Proposal No. 4.

For Proposal No. 5, the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy are required to approve the amendment of our 2012 Stock Incentive Plan (“2012 Plan”) to increase the number of shares of Class A common stock reserved for issuance under the 2012 Plan by 748,000 shares or from 252,000 shares to 1,000,000 shares. For this purpose, abstentions will count as votes present and entitled to vote on Proposal No. 5, but broker non-votes will not. Abstentions will count the same as votes against Proposal No. 5. Broker non-votes will not count as votes present and entitled to vote on Proposal No. 5.

A representative of American Stock Transfer & Trust Company, LLC, our transfer agent, will tabulate the votes and act as the inspector of election.

Dissenters’ Rights — No dissenters’ rights are provided under the Delaware General Corporation Law, our Certificate of Incorporation or our bylaws with respect to any of the proposals described in this Proxy Statement.

Board Recommendation — Your Board of Directors has unanimously approved and recommends that an affirmative vote be cast “FOR” each directors standing for re-election and our director nominees, “FOR” the ratification of the selection of Burr Pilger Mayer, Inc., as our independent registered public accounting firm, “FOR” the amendment to the Certification of Incorporation to increase the number of authorized shares of Class A common stock and “FOR” the amendment of our 2012 stock incentive plan to increase the number of shares of Class A common stock reserved for issuance pursuant to such plan.

Voting Your Shares — If you are a registered stockholder, you may submit your proxy by U.S. Mail, internet or telephone and following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by internet or telephone is 11:59 a.m. Pacific Time the day before the Annual Meeting date. The designated proxy will vote according to your instructions. You may also attend the annual meeting and vote in person.

If you are a street name or beneficial stockholder because your shares are held in a brokerage account or by a bank or other nominee, your broker or nominee firm will provide you with a Notice. Follow the instructions on the Notice to access our proxy materials and vote by internet or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares.

If you sign and submit your proxy without specifying how you would like your shares voted, your shares will be voted in accordance with the Board of Director’s recommendations specified below and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the annual meeting.

Changing Your Vote by Revoking Your Proxy — If you are a registered stockholder, you may revoke or change your vote at any time before the proxy is voted by filing with our Secretary either a written notice of revocation or a duly executed proxy bearing a later date. If you attend the annual meeting in person, you may ask the judge of elections to suspend your proxy holder’s power to vote and you may submit another proxy or vote by ballot. Your attendance at the annual meeting will not by itself revoke a previously granted proxy.

If your shares are held in street name or you hold shares through a retirement or savings plan or other similar plan, please check your voting instruction card or contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Truett-Hurst, Inc.
P.O. Box 1532
Healdsburg, CA, 95448
Attention: Corporate Secretary
Voting in Person

Broker Non-Votes — Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers normally have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted on a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. We urge you to provide instructions to your broker so that your votes may be counted on this important matter.

Adjournment of Annual Meeting

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of additional proxies. The chairperson of the Annual Meeting shall have the power to adjourn the Annual Meeting.

Assistance

If you need assistance in voting over the Internet or completing your proxy card or have questions regarding the annual meeting, please contact Investor Relations at 707.431.4436 or ir@truetthurstinc.com or write to: Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California 95448, Attention: Investor Relations.

Implications of being an “emerging growth company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, enacted on April 5, 2012 (“JOBS Act”). For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding stockholder advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of our IPO;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and
•	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

PROPOSALS NO. 1 AND 2 — RE-ELECTION AND ELECTION OF DIRECTORS

Our Bylaws provide that our Board shall be comprised of not less than five nor more than nine directors, with the exact number to be fixed by resolution of the Board. The Board has determined that it will be comprised of nine directors effective as of the conclusion of our Annual Meeting. The Board sets its size so that the Board will possess, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives and to maintain a sufficient number of independent directors. In addition, the independent nominee directors will assist the company in transitioning to a majority independent Board of Directors.

Based on a recommendation from the Nominating and Governance Committee, the Board has resolved and nominated three Class III directors for re-election to the Board, Mr. Hurst, Mr. P. Dolan and Mr. Carroll. The Board believes that the re-election of the Board’s Class II director nominees is important to the future success of our company and is in the best interests of all of our stockholders. Information regarding the business experience of each nominee and the particular experience, qualifications, attributes, or skills that qualify that person to serve as a director of the Company is provided below.

Based on a recommendation from the Nominating and Governance Committee, the Board has resolved and nominated one independent nominee to serve on the Board, Mr. Marcus Benedetti. Mr. Benedetti is nominated based upon his wealth of knowledge, experience and leadership positions. Information regarding the business experience of the nominee and the particular experience, qualifications, attributes, or skills that qualify that person to serve as a director of the Company is provided below.

Pursuant to our Certificate of Incorporation, the Board of Directors is divided into three classes, designated as Class I, Class II and Class III, terms of which expire alternately over a three-year period. At each Annual Meeting of Stockholders, successors to directors whose terms expire at that meeting shall be elected for three-year terms. Due to nomination of additional directors, the Board has modified the classes to reflect the following: Class I directors consist of Mr. H. Dolan and Mr. Graham; Class II directors consist of Mr. Hurst, Mr. P. Dolan, III, Mr. Carroll, and Mr. Benedetti; and Class III directors consist of Mr. Fruth and Mr. Verhey.

Class III and Class I directors will stand for re-election or election at the 2015 and 2016 annual meetings of stockholders, respectively. Unless otherwise provided by law, any vacancy on the Board of Directors, including a vacancy created by an increase in the authorized number of directors, may only be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum. Any director elected in accordance with the preceding sentence shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or his or her earlier death, resignation or removal.

If elected at the Annual Meeting, each of the nominees would serve for three years and until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If either of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board of Directors does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board of Directors to fill the vacancy. In the alternative, the stockholders may vote for just the remaining nominee, leaving a vacancy that may be filled at a later date by the Board of Directors. Alternatively, the Board of Directors may reduce the size of the Board of Directors.

Criteria for Nomination to the Board

Director Qualifications

There are no specific, minimum qualifications that the Board shall require to be met by a director nominee recommended for membership on the Board, nor are there any specific qualities or skills that are necessary for one or more of the Company’s directors to possess, other than as are necessary to meet any requirements under rules and regulations (including any stock exchange rules) applicable to the Company. Notwithstanding the foregoing, the Nominating and Governance Committee assessment of the nominees included consideration of the following minimum qualifications:

•	nominees must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;
•	nominees must be highly accomplished in their respective field, with superior credentials and recognition;
•	nominees must be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards;
•	nominees must have sufficient time and availability to devote to the affairs of the Company;
•	nominees must be free of conflicts of interest and potential conflicts of interest, in particular with relationships with other Boards; and
•	nominees must, to the extent such nominee serves or has previously served on other Boards, demonstrate a history of actively contributing at Board meetings.

The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important us and our corporate mission. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Nominating and Governance Committee believes that the candidate will make an exceptional contribution to us and our stockholders. The Nominating and Governance Committee considers diversity in evaluating candidates for director with respect to the contribution that individual diversity of professional skills and experiences makes to overall Board effectiveness Certain information is given below for the nominees for directors, directors standing for re-election and for each director whose term of office will continue after the Annual Meeting.

Process for Identifying and Evaluating Director Nominees

The Board of Directors delegates the selection and nomination process to the Nominating and Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Governance Committee identifies candidates for director nominee in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Governance Committee deems to be helpful to identify candidates. The Nominating and Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Governance Committee deems to be helpful in the evaluation process. The Nominating and Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Re-election of Class II Directors

In alphabetical order, the names of the nominees for re-election as Class II directors at the Annual Meeting, and certain information about them, including their ages, are included below:

Name	Age	Principal Position	Director Since
Daniel A. Carroll(1)	54	Director	2013
Paul E. Dolan, III(2)	64	Director	2013
Phillip L. Hurst(3)	51	President, Chief Executive Officer and Director	2013

(1)	Audit Committee member
(2)	Compensation Committee member
(3)	Nominating and Governance Committee member

Daniel A. Carroll.   Dan Carroll is a co-founder and Managing Partner of Brooklands Capital Strategies, an affiliate of TPG Capital LP. Mr. Carroll served as a partner/managing director of TPG Capital from 1995 to 2010, where he was primarily responsible for leading that firm's business in Asia. He has served on the Board of Directors of Shenzhen Development Bank (China) (2005 – 2010), Myer Department Stores, Ltd (Australia) (2006 – 2009), Bank Thai, Ltd (Thailand) (2007 – 2009) and Healthscope Australia (2010 – 2011). Mr. Carroll received a Bachelor of Arts from Harvard University in 1982 and a Master of Business Administration from Stanford University Graduate School of Business in 1986. Dan has served as a managing member of H.D.D. LLC (“LLC”) and a Director of Truett-Hurst, Inc. since 2012. The Nominating and Governance Committee and Board nominate for re-election Mr. Carroll to serve on our Board of Directors due to his extensive experience in executive management oversight, private equity, capital markets and transactional matters.

Paul E. Dolan, III.  Paul E. Dolan, III has been involved in the wine business since 1975 and is considered the founding father of organics and biodynamic in the California wine industry. Mr. Dolan started his winemaking career with what was then a small winery in Mendocino, Fetzer Vineyards, in 1977 and then helped the Fetzer family grow to one of the premier California wineries, selling over three million cases. Mr. Dolan managed the company as President for the new owners, the Brown-Forman Corporation, from 1992 to 2002. He has served as Chairman of the Wine Institute (1990 – 2012) and became the first Chairman of the Sustainable Winegrowers Alliance (2002 – 2003). Mr. Dolan holds a Bachelor of Arts in Finance from the University of Santa Clara and a Master of Science in Enology from the University of California-Fresno. Mr. Dolan is also author of True to Your Roots: Fermenting a Business Revolution. Mr. Dolan has served as a managing member of the LLC since 2010 and a Director of Truett-Hurst, Inc. since 2012. The Nominating and Governance Committee and Board nominate for re-election Mr. Dolan to serve on our Board of Directors due to his extensive knowledge of our business, which he gained as one of our founders, as well as his experience in building wine companies and leadership in developing and promoting sustainable farming techniques. Mr. Dolan is the father of Heath E. Dolan, a director for Truett-Hurst, Inc.

Phillip L. Hurst.  Phillip L. Hurst began his career in the wine industry in 1985 at Fetzer Vineyards when he was hired by Paul Dolan to help make premium wines and build the brand. Fetzer Vineyards was sold to the Brown-Forman Corporation in 1992, and Phil left in 1998 to run International Sales and Marketing for Golden State Vintners, Inc. which needed to bolster the senior management team for the launch of its initial public offering. During his time at Golden State Vintners, Inc. (1998 – 1999), Mr. Hurst met his future partners in what was to become one of the world’s largest private label beer, wine and spirits companies, Winery Exchange Inc. As co-founder and Senior Vice President of Sales and Marketing from 1999 to 2007, helped grow the company to over $100 million in sales in less than 10 years. Mr. Hurst sold his stake in the company to partner with his longtime friend and mentor, Paul Dolan, to follow their dream of buying and building super-premium wineries and vineyards in California’s premier appellations. Mr. Hurst has a winemaking degree from University of California-Davis. Mr. Hurst has served as President, Chief Executive Officer and a managing member of the LLC since 2007 and as President, Chief Executive Officer and Director of Truett-Hurst, Inc. since 2012. The Nominating and Governance Committee and Board nominate for re-election Mr. Hurst to serve on our Board of Directors due to his extensive knowledge of our operations, competitive challenges and opportunities gained through his position as our President and Chief Executive Officer as well as his extensive experience and education in winemaking.

New Nominees

Upon the unanimous recommendation of the Nominating and Governance Committee, the Board has unanimously nominated the following new nominees for election as directors at the Annual Meeting:

Name	Age	Principal Position	Director Since
Marcus Benedetti(2)	39	Director	Nominated

(1)	Audit Committee member
(2)	Compensation Committee member
(3)	Nominating and Governance Committee member

Marcus Benedetti.  Marcus Benedetti will be appointed as a member of our board of directors and serve on the board of directors Compensation and Nominating and Governance Committees pending his election by our stockholders at our Annual Meeting. Mr. Benedetti is President and Chief Executive Officer of Clover Stornetta Farms Inc. (“Clover”), a leading manufacturer and distributor of milk and dairy products in California, Nevada, and Arizona, known for its sustainable agricultural practices and non-GMO, non-RBST products. Mr. Benedetti joined Clover in 2000 and was both named CEO and elected to its board of directors in 2006. Mr. Benedetti holds a degree in Business of Administration from the University of Alaska. Mr. Benedetti serves as a board member of the Association of Independent Dairies of America and the Dairy Institute of California, and as an honorary advisory board member for the University of California, Davis Agriculture Sustainability Institute, Community Foundation of Sonoma County and Social Advocates for Youth. Mr. Benedetti was selected to serve on our board of directors, as well as on our Compensation and Nominating and Governance Committees, based on his wealth of knowledge and experience in management and in developing, producing and selling consumer products to U.S. retailers.

If elected, Mr. Benedetti will serve on the Board of Director’s Compensation Committee.

Directors Continuing In Office (Class I and Class III)

In alphabetical order, below are the names of our current presiding directors and certain information about them, including their ages:

Name	Age	Principal Position	Director Since
Heath E. Dolan, III(3)	49	Director	2013
John D. Fruth(1)	69	Director	2013
Barrie Graham(3)	66	Director	2013
James F. Verhey(1)	67	Director	2013

(1)	Audit Committee member
(2)	Compensation Committee member
(3)	Nominating and Governance Committee member

Heath E. Dolan.  Heath E. Dolan has 16 years of experience in the wine business. In his past employment he managed the cellar operations for Fetzer Vineyards (1996 – 2002), with 12 million gallons of wine storage and 4 million cases of bottling. Mr. Dolan developed, implemented and manages a wine storage partnership, Premium Wine Storage, in Santa Rosa, California (2001 – Present). Mr. Dolan is also a partner and manager of 210 acres of premium wine grapes in Mendocino (2000 – Present). Mr. Dolan has a Bachelor of Science in enology from the University of California-Fresno. He has served as a managing member of the LLC since 2010 and a Director of Truett-Hurst, Inc. since 2012. The Nominating and Governance Committee and Board selected Mr. Dolan to serve on our Board of Directors due to his extensive knowledge of our business gained as one of our founders, his experience in growing grapes and wine storage techniques, and his educational background in enology. Mr. Dolan is the son of Paul E. Dolan III, a director for Truett-Hurst, Inc.

John D. Fruth.  John D. Fruth has worked in the health care industry for over 35 years. He founded Ocular Sciences in 1983 and served as the company’s Chairman and Chief Executive Officer until 2002 and continued to serve as its Chairman until the company’s acquisition by The Cooper Companies in 2005. Mr. Fruth then served on the Board of Directors and Compensation Committee of The Cooper Companies until 2007. Currently, Mr. Fruth serves on the Board of Directors and Compensation Committee of Nitinol Development Corporation (2008 – Present) and the Board of Directors of the Fruth Family Foundation (2004 – Present). Mr. Fruth attended St. Johns University from 1962 to 1964. Mr. Fruth has served as a Director of Truett-Hurst, Inc. since 2013. The Nominating and Governance Committee and Board selected Mr. Fruth to serve on our Board of Directors due to his experience in executive management oversight, finance and accounting matters and board practices of other corporations.

Barrie Graham.  Barrie Graham has over 25 years of experience in commercial and investment banking. Mr. Graham served as Chief Operating Officer of WR Hambrecht & Co (2011 – 2013); President, Chief Executive Officer and Director of Exchange Bank (1995 – 2008), and as a Senior Manager at Wells Fargo (1985 – 1995). Mr. Graham is a former Director and past-Chairman of the Pacific Coast Banking School at the University of Washington-Seattle (1998 – 2011, Chairman 2009 – 2010), a former Director of the California Bankers Association (2004 – 2008), a former President and Chief Executive Officer of hybridCore Homes (2009 – 2011). Mr. Graham is Chairman of the Marines Memorial Association in San Francisco; a Director of Empire Law School (2004 – Present) and numerous non-profits. Mr. Graham is a former Marine Infantry Officer and has served as a managing member of the LLC since 2011 and a Director of Truett-Hurst, Inc. since 2012. The Nominating and Governance Committee and Board selected Mr. Graham to serve on our Board of Directors due to his experience in executive management oversight, accounting and financial transactions.

James F. Verhey.  James F. Verhey was the Executive Vice President and Chief Financial Officer of Kaiser Ventures, LLC (1993 – 2014), formerly Kaiser Steel Corporation. He is also the founder and Chief Executive Officer of Verhey Advisors (2001 – Present) and Premiere Viticultural Services (2001 – Present). Mr. Verhey was one of the original Managing Directors of Silverado WineGrowers (1997 – 2012), which owned and operated 14 premium vineyards in California. He was a Director of the Napa Valley Grapegrowers (2006 – 2011) and is currently a Director of the Oak Knoll District of Napa Valley Appellation (2009 – Present) and a Trustee of the Land Trust of Napa County (2011 – Present). Mr. Verhey received his Bachelor of Arts in Math and Economics from Stanford University in 1969 and his Master of Business Administration from the University of California-Los Angeles in 1974. He has served as a director of Truett-Hurst, Inc. since 2013. The Nominating and Governance Committee and Board selected Mr. Verhey to serve on our Board of Directors due to his experience in accounting, executive management oversight, and Board practices of other corporations.

THE BOARD RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF EACH CLASS II DIRECTOR AND RECOMMNDS A VOTE “FOR” THE ELECTION OF EACH INDEPENDENT NOMINEE

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Director Independence

For purposes of the corporate governance rules of NASDAQ, we are a “controlled company.” Controlled companies under the rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Our affiliates will beneficially own more than 50% of the combined voting power of Truett-Hurst, Inc. and will continue to have the right to designate a majority of the members of our Board of Directors for nomination for election and the voting power to elect such directors. Accordingly, we expect to be eligible to, and we intend to, take advantage of certain exemptions from corporate governance requirements of NASDAQ. Specifically, as a “controlled company,” we would not be required to have (1) a majority of independent directors, (2) a Nominating and Governance Committee composed entirely of independent directors, (3) a Compensation Committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, or (4) an annual performance evaluation of the Nominating and Governance and Compensation Committees. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the applicable corporate governance rules of NASDAQ.

We will cease to qualify as a “controlled company” once our affiliates cease to control a majority of the combined voting power of Truett-Hurst, Inc. Several of our holders have entered into a voting agreement pursuant to which they have agreed to vote together on all matters subject to a stockholder vote; these holders currently vote 55% of our Class A common stock and 100% of the voting power of our outstanding Class B common stock. We will comply with all applicable NASDAQ rules once we transition from being considered a “controlled company.”

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and Nominating and Governance Committee which have the composition and responsibilities described below. Each committee operates under a charter that has been approved by the Board of Directors and current copies of these charters are posted on our website, http://www.truetthurstinc.com/investor_relations_cg.html. The information on our website is not incorporated by reference and is not part of this Proxy Statement.

Audit Committee

Our Audit Committee is composed of James F. Verhey, John D. Fruth and Daniel A. Carroll. All are non-employee members of our Board of Directors. James F. Verhey is our Audit Committee chairman and is considered our “Audit Committee financial expert”, as currently defined under the SEC and NASDAQ rules. Our Board of Directors has determined that Mr. Verhey and Mr. Fruth are independent within the meaning of the applicable SEC rules and the listing standards of NASDAQ.

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our critical accounting policies and estimates; and will annually review the Audit Committee charter and the committee’s performance. The Audit Committee operates under a written charter adopted by the Board of Directors that satisfies the applicable standards of NASDAQ.

Compensation Committee

Our Compensation Committee is composed of Daniel A. Carroll, Paul E. Dolan, III and Barrie Graham. Paul E. Dolan, III is our Compensation Committee chairman. If elected by our stockholders, Marcus Benedetti will serve on the Compensation Committee.

Our Compensation Committee reviews and recommends policies relating to the compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and makes recommendations to the Board of Directors regarding compensation of these officers based on such evaluations. The Compensation Committee will administer the issuance of stock options and other awards under our stock plans. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors that satisfies the applicable standards of NASDAQ.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of Barrie Graham, who is a non-employee member of our Board of Directors, Phillip L. Hurst and Heath E. Dolan. Phillip L. Hurst is our Nominating and Governance committee chairman. Our Nominating and Governance Committee is responsible for making recommendations regarding candidates for directorships and the size and the composition of our Board of Directors. In addition, the Nominating and Governance Committee is responsible for overseeing our corporate governance principles and making recommendations concerning governance matters. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors that satisfies the applicable standards of NASDAQ.

The Nominating and Governance Committee’s purpose is to monitor and oversee matters of corporate governance, including the evaluation of the Board of Directors’ performance and processes and the “independence” of directors, and select, evaluate and recommend to the Board of Directors qualified candidates for election or appointment to the Board of Directors. The Nominating and Governance Committee identifies director candidates through recommendations made by members of the Board of Directors, management, stockholders and others, including the possibility of a search firm. The Nominating and Governance Committee does consider nominations from its stockholders made pursuant to Section 2.10 of our bylaws. The applicable procedures from Section 2.10 of our bylaws include, but are not limited to, the following. Stockholders wishing to submit nomination recommendations to the Nominating and Governance Committee should review Section 2.10 of our bylaws in their entirety as the below summary is incomplete.

•	Timeliness. To be timely, notice by the stockholder must be delivered to the Secretary at the Corporation’s principal executive offices not later than 90 days prior to the date of the annual meeting.

•	Substance of Notice. The stockholder’s notice relating to director nomination(s) must set forth, among other things more fully discussed in Section 2.10 of our bylaws, the following:
º	as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person, (iv) a statement whether such person, if elected, intends to tender a resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and
º	as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder.

At a minimum, a Board of Directors nominee should have significant management or leadership experience which is relevant to the Company’s business, as well as personal and professional integrity. The Board of Directors believes it is in the best interest of the Company and its stockholders to identify and select highly-qualified candidates to serve as directors and for the Board of Directors to be comprised of a diverse group of individuals with different backgrounds and perspectives. Recommendations are developed based on the nominee’s own knowledge and experience in a variety of fields, and research conducted by the Company’s staff at the Nominating and Governance Committee’s direction.

Board Meetings and Attendance

There were seven (7) meetings held by the Board of Directors for the fiscal year ended June 30, 2014. The Audit Committee had six (6) meetings, the Compensation Committee had five (5) meetings and the Nominating & Governance Committee had five (5) meetings for the fiscal year ended June 30, 2014. The Board of Directors requires that directors make a reasonable effort to attend the Company’s annual stockholder meeting.

Compensation Committee Interlocks and Insider Participation

Our company was formed as a Delaware corporation on December 10, 2012. Pursuant to a re-organization into a holding corporation structure, we became a holding corporation and our sole asset is a managing member’s equity interest in H.D.D. LLC (“LLC”). We operate and control all of the businesses and affairs of the LLC and, through the LLC, continue to conduct our business.

None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving on our Board of Directors. Historically, the following managing members of the LLC participated in deliberations regarding the compensation of the LLC’s executive officers: Phillip L. Hurst, Paul E. Dolan III, Heath E. Dolan, Barrie Graham and Daniel A. Carroll.

Legal Proceedings

Paul E. Dolan III, a former employee of Mendocino Wine Group (“MWG”), left MWG in 2012. Mr. Dolan filed suit against MWG in connection with establishing a fair price for his interest in MWG, and MWG filed a cross-complaint alleging Mr. Dolan breached his duty to, and competed with, MWG, and shared confidential information with others, including people at the Company. In May 2013, the Company was subpoenaed to produce documents but not named in the suit. As of August 26, 2014, the suit was settled and the lawsuits have been dismissed. We have not incurred any legal fees and do not anticipate any legal fees.

DIRECTOR COMPENSATION

Board Role in Risk Oversight

Our Board of Directors as a whole has responsibility for overseeing our risk management. The Board of Directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board of Directors and its committees is informed by reports from our management team that are designed to provide visibility to the Board of Directors about the identification and assessment of key risks and our risk mitigation strategies. The full Board of Directors has primary responsibility for evaluating strategic and operational risk management, and succession planning. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk. Our Audit Committee also reviews programs for promoting and monitoring compliance with legal and regulatory requirements. Our Compensation Committee evaluates risks arising from our compensation policies and practices. The Audit Committee and the Compensation Committee provide reports to the full Board of Directors regarding these and other matters.

Director Compensation

During fiscal 2014, there were two components of compensation for certain non-management directors: a committee chair fee and a committee member fee. Each fee was paid in restricted stock award units. The following table sets forth the types and amounts of compensation paid to our directors as of June 30, 2014:

Name	Total Compensation (including non-cash) ($)	Non-cash ($)(1)	Cash ($)
	(not in thousands)
John D. Fruth(2)	$10,000	$10,000	$—
Barrie Graham(2)	$10,000	$10,000	$—
James F. Verhey(3)	$11,250	$11,250	$—

(1)	The compensation amount reflects the aggregate grant date fair value of the awards in accordance with Accounting Standards Codification (“ASC”) Topic 718 — Stock Compensation.
(2)	As of June 30, 2014, Messrs. Fruth and Graham had a combined 5,714 unvested restricted stock awards which were granted on December 9, 2013 and vest over three years beginning on the date of grant.
(3)	As of June 30, 2014, Mr. Verhey had 3,214 unvested restricted stock award which were granted on December 9, 2013 and vest over three years beginning on the date of grant.

We also reimburse directors for all reasonable out of pocket expenses incurred for attending Board and committee meetings. None of our directors received compensation for services during our fiscal year ended June 30, 2013.

As of June 30, 2014, the aggregate number of vested and unvested stock awards outstanding was as follows:

	Stock Awards
	Vested	Unvested
John D. Fruth	—	2,857
Barrie Graham	—	2,857
James F. Verhey	—	3,214

Directors are expected to have a financial stake in the Company to help align the director’s interests with those of the Company’s stockholders. To meet this objective, it is the policy of the Board to have a meaningful portion of the total compensation of non-management directors provided and held in common stock, stock options, restricted stock units or other types of equity-based compensation.

For board services in fiscal 2015, we anticipate that certain non-management directors will receive compensation in form of equity incentives equal to $10,000 per year of a new director’s term with a matching vesting schedule, a quarterly meeting fee of $2,500 per quarter, and as applicable an annual committee chair fee of $2,500. It is anticipated that we will grant these equity incentives on or around December 15, 2014. The quarterly fees and committee chair fee will have a one year vesting period to match the service period.

In 2014, the Board approved compensation to certain non-management directors in similar amounts to those we anticipate providing in fiscal 2015. These directors received actual compensation in amounts less than was approved. We anticipate providing the impacted directors compensation in form of equity incentives equal to the shortfall.

Stockholder Communications with the Board of Directors

Stockholders may send communications to our Board of Directors, including any individual director or the directors as a group, by mailing such communications to Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California 95448, and Attention: Corporate Secretary. Such correspondence shall be addressed to the Board of Directors or any individual director by either name or title.

All communications received as set forth in the preceding paragraph will be opened by our Acting Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board of Directors or any individual director, our Corporate Secretary will make sufficient copies of the contents to send to each director to which the envelope is addressed.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the Chief Executive Officer and Chief Financial Officer. These individuals are required to abide by the Code of Business Conduct and Ethics to insure that its business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of its business. Any waivers of the Code of Business Conduct and Ethics for directors or executive officers must be approved by the Board of Directors. The full text of our Code of Business Conduct and Ethics is published on our website at http://www.truetthurstinc.com/investor_relations_cg.html. We intend to disclose future amendments to, or waivers from, provisions of its Code of Business Conduct and Ethics on our website within four business days following the date of such amendment or waiver.

EXECUTIVE COMPENSATION

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth information as of September 24, 2014 concerning the executive officers of the Company (other than Mr. Hurst, whose biographical information appears in the table under the Election of Directors section above).

Name	Age	Present Office(s) Held In Our Company
James D. Bielenberg	56	Former Chief Financial Officer
Paul Forgue	40	Chief Financial Officer & Chief Operations Officer

James D. Bielenberg.  Served as our Chief Financial Officer since 2012 until his resignation on June 16, 2014. Mr. Bielenberg is a California licensed certified public accountant who has specialized in manufacturing and the wine industry in his more than thirty-year public accounting and private industry career. He completed his public accounting experience with the international accounting firm Arthur Young (now known as Ernst & Young) (1984 – 1985) as an audit manager in their Entrepreneurial Services Group. Mr. Bielenberg has held senior executive/c-level positions with Accolade Wines North America, Inc. (2012), Ascentia Wine Estates, LLC (2011 – 2012), Francis Ford Coppola Winery (2010 – 2011), Kendall-Jackson Wine Estates (2003 – 2009), Klein Foods, Inc. (Rodney Strong Vineyards) (1991 – 2003) and Guinness America, Ltd. (San Martin Winery, Concannon Vineyards) (1986 – 1988).

Paul Forgue.  Paul Forgue joined the Company on June 16, 2014 as our Chief Financial Officer and Chief Operations Officer. Mr. Forgue worked for Alvarez & Marsal from 2003 to 2014. In the decade Mr. Forgue spent with Alvarez & Marsal he worked with multiple companies in a broad variety of industries from healthcare to manufacturing, specialty retail to luxury car distribution. In 2011 and 2012, Mr. Forgue lived with his family in Asia where he successfully helped build Alvarez & Marsal’s China business and executed engagements throughout the PRC and South East Asia. Mr. Forgue, who grew up in Oklahoma, has been a resident of Sonoma County since 2002 and currently serves as the Co-Chair of The Healdsburg School’s Board of Trustees.

Mr. Forgue is not related to any of our executive officers or directors.

Compensation Discussion and Analysis

The following provides compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies under SEC rules and the JOBS Act.

The compensation of Mr. Hurst, our Chief Executive Officer, Mr. Forgue, our Chief Financial Officer and Chief Operations Officer and Mr. Bielenberg, our former Chief Financial Officer identified in our Summary Compensation Table, who we refer to as named executive officers (“NEOs”) consists of a combination of base salary, bonuses, other benefits and equity-based compensation.

During 2014, none of our executive officers served pursuant to a written or oral employment agreement.

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or awarded by us to our NEOs for the last two fiscal years (in thousands):

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Phillip L. Hurst, Co-Founder, President and Chief Executive Officer	2014	210	63	(1)	—		—	—	11	(8)	284
	2013	204	30		—		—	—	11	(9)	245
Paul Forgue, Chief Financial Officer and Chief Operations Officer	2014	6	4	(2)	438	(5)	405	—	—		853
James D. Bielenberg, Former Chief Financial Officer	2014	194	40	(3)	—		—	—	65	(10)	299
	2013	186	48	(4)	103	(6)	—	—	69	(11)	406

(1)	The amount in this column represents a $52,500 bonus paid in fiscal 2014 and a $10,000 bonus earned but not paid in fiscal 2014.
(2)	The amount in this column represents a $3,500 bonus earned but not paid in 2014.
(3)	The amount in this column represents a $40,000 bonus accrued in 2013 and paid in fiscal 2014.
(4)	The amount in this column represents an $8,000 bonus paid in fiscal 2013 and a $40,000 bonus earned but not paid in fiscal 2013.
(5)	The amount in this column represents the aggregate grant date fair value of restricted stock units computed in accordance with ASC 718 — Stock Compensation (“ASC 718”) and does not reflect compensation actually received by the NEO. The restricted stock units was granted on June 25, 2014 under our 2012 Stock Incentive Plan (“2012 Plan”), vests annually over four years from the date of grant and is subject to change in control vesting and continued employment.
(6)	The amount in this column represents the aggregate grant date fair value of restricted stock award computed in accordance with ASC 718 and does not reflect compensation actually received by the NEO. The restricted stock award was granted on December 28, 2012 and fully vested on June 16, 2014 due to Mr. Bielenberg’s resignation.
(7)	The amount in this column represents the aggregate grant fair value of stock options granted computed in accordance with ASC 718 and does not reflect compensation actually received by the NEO. For additional information on the valuation assumptions with respect to the expense, refer to the Note 12 – Stock Based Compensation to our consolidated financial statements in Form 10-K for the year ended June 30, 2014, as filed with the SEC. The stock option was granted on June 25, 2014 under our 2012 Plan, vests annually over four years from the date of grant and is subject to change in control vesting and continued employment.
(8)	The table includes amounts for an automobile allowance of $900 per month for fiscal 2014.
(9)	The table includes amounts for an automobile allowance of $900 per month for fiscal 2013.
(10)	The table includes a payout of Mr. Bielenberg’s accrued vacation of $30,069 and a severance payment of $35,334.
(11)	The table includes a company reimbursed amount for taxes related to the grant of restricted stock

Pension Benefits and Nonqualified Deferred Compensation

During the fiscal year ended June 30, 2014, we did not have any plans in place for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax qualified deferred contribution plans and nonqualified deferred contribution plans.

Grants of Plan-Based Awards in Fiscal 2014

The following table summarizes our awards made to our NEO under our 2012 Plan during the fiscal year ended June 30, 2014 (in thousands except share data):

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards ($)	Estimated future payoust under equity incentive plan awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Shares of Stock or Unit (#)(2)	Exercise Price of Option Awards ($)	Grant Date of Fair Value of Stock and Option Awards ($)
		Target	Threshold	Target	Maximum
Paul Forgue, Chief Financial Officer and Chief Operations Officer	6/25/2014	NA	NA	NA	NA	87,500	150,000	5.00	843

(1)	The amount represents the aggregate grant date fair value of restricted stock unit award computed in accordance with ASC 718 and does not reflect compensation actually received by the NEO. The restricted stock was granted on June 25, 2014 under our 2012 Plan, vests annually over four years beginning on the date of grant and is subject to change in control vesting and continued employment. There can be no assurance that any stock awards will be earned or vest, or that the value upon issuance of the underlying shares will approximate the aggregate grant date fair value determined under ASC 718.
(2)	The amount in this column represents the aggregate grant fair value of stock options granted computed in accordance with ASC 718 and does not reflect compensation actually received by the NEO. For additional information on the valuation assumptions with respect to the expense, refer to the Note 12 — Stock Based Compensation to our consolidated financial statements in Form 10-K for the year ended June 30, 2014, as filed with the SEC. The stock option was granted on June 25, 2014 under our 2012 Plan, vests annually over four years from the date of grant and is subject to change in control vesting and continued employment.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding grants of plan-based awards in fiscal year 2014 to the below NEO under our 2012 Plan (in thousands, except share data):

	Option Awards				Restricted Stock Units
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units Not Vested (#)(1)	Maket Value of Shares or Units Not Vested ($)(2)
Paul Forgue, Chief Financial Officer and Chief Operations Officer	—	150,000	5.00	6/25/24	87,500	438

(1)	The stock option was granted on June 25, 2014, vests annually over four years from the date of grant and is subject to change in control vesting and continued employment.
(2)	The restricted stock was granted on June 25, 2014, vests annually over four years beginning on the date of grant and is subject to change in control vesting and continued employment.

Restricted Stock Vested During Fiscal 2014

The following table sets forth information concerning the restricted stock award that vested to the below NEO during fiscal 2014, including the value they realized on such vesting (in thousands, except share data):

	Restricted Stock Units
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James D. Bielenberg, Former Chief Financial Officer	42,000	206

(1)	Represents the closing price of a share of our common stock on the date of vesting multiplied by the number of shares that vested on such date. The market value of the vested restricted stock was based on 14,000 shares at $4.31 closing market price per share of our Class A common stock as of December 31, 2013 and 28,000 shares at $5.21 closing market price per share of our Class A common stock as of June 16, 2014.

Securities Authorized for Issuance Under Equity Compensation Plans

Information relating to the securities authorized for issuance under equity compensation plans is set forth below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by stockholders	—	$—	—
2012 Stock Incentive Plan not approved by stockholders(1)	150,000	5.00	—
Total	150,000	$5.00	—

(1)	The 2012 Stock Incentive Plan (“2012 Plan”) is administered by the Board’s Compensation Committee, which has the power to determine matters related to the awards under the 2012 Plan, including conditions of vesting and exercise. As of June 30, 2014, there were no shares available or reserved for issuance under the 2012 Plan.

Administration

Our Board of Directors administers the 2012 Plan. The administrator has the power to determine and interpret the terms and conditions of the awards, including the employees, directors and consultants who will receive awards, the exercise price, the number of shares subject to each such award, the vesting schedule and exercisability of the awards, the restrictions on transferability of awards and the form of consideration payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered or cancelled in exchange for other awards of the same type (which may have higher or lower exercise prices) or awards of a different type.

Eligible Recipients and Grants

The 2012 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.

Duration, Amendment, and Termination

Our Board of Directors may amend, suspend or terminate the 2012 Stock Incentive Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards, unless such change is authorized by our stockholders within one year.

Dividend Equivalent Rights

The 2012 Plan allows for the grant of dividend equivalent rights. Dividend equivalent rights are awards that entitle the recipients to compensation measured by the dividends we pay with respect to our Class A common stock.

Transferability of Awards

The 2012 Plan allows for the transfer of awards under the 2012 Plan only (i) by will, (ii) by the laws of descent and distribution and (iii) for awards other than incentive stock options, to the extent authorized by the administrator. Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2012 Plan, the administrator will make adjustments to one or more of the number or class of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the 2012 Plan, and any other terms that the administrator determines require adjustment. In the event of our complete liquidation or dissolution, all outstanding awards will terminate immediately upon the consummation of such transaction.

Corporate Transactions and Changes in Control

The 2012 Plan provides that in the event of a corporate transaction, as defined in the 2012 Plan, each outstanding award will terminate upon the consummation of the corporate transaction to the extent that such awards are not assumed by the acquiring or succeeding corporation. Prior to or upon the consummation of a corporate transaction or a change in control, as defined in the 2012 Plan, an outstanding award may vest, in whole or in part, to the extent provided in the award agreement or as determined by the administrator in its discretion. The administrator may condition the vesting of an award upon the subsequent termination of the recipient’s service or employment within a specified period of time following the consummation of a corporate transaction or change in control. The administrator will not be required to treat all awards similarly in the event of a corporate transaction or change in control.

Employment, Severance and Change-in-Control Arrangements

Currently none of our NEOs serve pursuant to a written or oral employment agreement. The following table provides information regarding the termination payments made to Mr. Bielenberg, upon his resignation on June 16, 2014:

Name	Cash Severance(1)	Restricted Stock Acceleration(2)	Other Benefits(3)	Total
James D. Bielenberg	$35,334	$145,880	$30,069	$211,283

(1)	Represents 2.5 months additional salary.
(2)	Represents the aggregate value of the accelerated vesting of 100% of all of the NEO’s unvested restricted stock in the event of a Change in Control and in the event of a Qualifying Termination. The value of the accelerated restricted stock were calculated by multiplying (i) the closing price of our common stock on June 16, 2014, which was $5.21, by (ii) the assumed number of shares vesting on an accelerated basis as of June 16, 2014.
(3)	Represents accrued personal time off earned during his employment.

Mr. Forgue’s compensation package is as follows:

•	an annual base salary of $210,000; and
•	grant of 150,000 stock options and 87,500 shares of restricted stock units from the 2012 Stock Incentive Plan.

If Mr. Forgue’s employment is terminated by us without “good cause” or by Mr. Forgue for “good reason”, Mr. Forgue will be entitled to all compensation earned and all benefits and reimbursements due through the effective date of termination. If upon such a termination, Mr. Forgue executes a general release of claims, he will also be entitled to the following:

•	a lump sum severance payment equal to six months of the month salary rate in effect;
•	payment of six months of COBRA continuation coverage; and
•	acceleration of all of Mr. Forgue’s outstanding equity awards that are not otherwise exercisable.

Advisory Vote on Executive Compensation

As an emerging growth company, we are not required to hold a non-binding advisory vote (“say-on-pay vote”) on the compensation of our named executive officers.

Limitations of Liability and Indemnification Matters

Our certificate of incorporation and our bylaws also provide that we shall indemnify our directors and executive officers and shall indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification.

We believe that these provisions are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law. We also make available standard life insurance and accidental death and disability insurance policies to our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Class A and Class B common stock as of September 25, 2014 (i) by each person who is known by us to beneficially own more than 5% of the outstanding shares of our Class A common stock, (ii) by each of our directors, (iii) by each of our Executive Officers, and (iv) by all directors and executive officers as a group. The table is based upon information supplied by directors, officers and principal stockholders. Applicable percentage ownership for each stockholder is based on 3,750,472 shares of Class A common stock and 9 shares of Class B Common Stock, outstanding as of September 25, 2014, together with applicable vested restricted stock units for such stockholders. Beneficial ownership is determined in accordance with Securities Exchange Commission (“SEC”) rules and generally includes voting or investment power with respect to securities, subject to community property laws where applicable. Shares of common stock subject to restricted stock awards are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not treated as outstanding for computing the percentage ownership of any other person. Reference is also made to the description of the Voting Agreements to which each executive officer and director is a party, as described above in this section.

Name and Address(1)	Class A Common Stock	Class B Common Stock	Class A Percentage of Shares Beneficially Owned	Class B Percentage of Shares Beneficially Owned
BARD ASSOCIATES(2)	239,800	—	6.4%	—
NORTHPOINTE CAPITAL, LLC(3)	238,395	—	6.4%	—
NORTH STAR INVESTMENT MANAGEMENT CORPORATION(4)	231,650	—	6.2%	—
WRH WINE GROUP(5)	483,472	—	12.9%
ROYCE & ASSOCIATES, LLC(6)	333,500	—	8.9%	—
1987 – 1988 RICHARD C. BLUM IRREVOCABLE CHILDREN's TRUST(7)	680,000	—	18.1%	—
Directors and Officers
DANIEL A. CARROLL(8)	38,700	1	1.0%	10%
HEATH E. DOLAN(9)	34,000	1	0.9%	10%
PAUL E. DOLAN(10)	34,000	1	0.9%	10%
JOHN D. FRUTH(11)	2,857	—	0.1%	—
BARRIE GRAHAM(12)	15,857	1	0.4%	10%
PHILLIP L. HURST(13)	52,500	1	1.4%	10%
JAMES F. VERHEY(14)	3,214	—	0.1%	—
All directors and executive officers as a group (7 persons)	181,128	5	64%	50%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each person is c/o Truett-Hurst, Inc. 125 Foss Creek Circle, Healdsburg, CA 95448.
(2)	The information is based solely on Schedule 13G filed with the SEC by Bard Associates on February 12, 2014.
(3)	The information is based solely on Schedule 13G filed with the SEC by Northpointe Capital LLC on February 11, 2014.
(4)	The information is based solely on Schedule 13G filed with the SEC by North Star Investment Management Corporation on March 3, 2014.
(5)	The information is based solely on data provided by the WRH Wine Group on September 30, 2014.
(6)	The information is based solely on publicly available information by Royce and Associates, LLC on June 30, 2014.

(7)	The information is based solely on Schedule 13G filed with the SEC by 1987 – 1988 Richard C Blum Irrevocable Children’s Trust on June 19, 2014.
(8)	Includes 38,700 Class A shares owned by the Carroll-Obremeskey Family Trust u/a/d 5 April 1996, a revocable trust established by Mr. Carroll and Ms. Obremskey. Mr. Carroll and Mrs. Obremskey are joint trustees of the Trust and each person has the power to vote and dispose of any and all securities held by the Trust. Both Mr. Carroll and Mrs. Obremskey disclaims beneficial ownership of the shares and options owned by the other. Does not include 806,596 LLC units which have the right to exchange for shares of our Class A common stock on a one-for-one basis.
(9)	Includes 34,000 Class A shares owned by the Dolan 2003 Family Trust u/a/d 5 June 2003, a revocable trust established by Mr. Dolan. Mr. Dolan is the trustee of the Trust and has the power to vote and dispose of any and all securities held by the Trust. Does not include 387,064 LLC units which have the right to exchange for shares of our Class A common stock on a one-for-one basis.
(10)	Includes 34,000 Class A shares owned by the Dolan 2005 Family Trust u/a/d 24 August 2005 and amended 28 September 2012, a revocable trust established by Mr. Dolan and Mrs. Dolan. Mr. Dolan and Mrs. Dolan are joint trustees of the Trust and each person has the power to vote and dispose of any and all securities held by the Trust. Both Mr. Dolan and Mrs. Dolan disclaims beneficial ownership of the shares and options owned by the other. Does not include 387,064 LLC units which have the right to exchange for shares of our Class A common stock on a one-for-one basis.
(11)	Includes 2,857 unvested shares of restricted stock owned by Mr. Fruth. The restricted stock vests one-third annually, have a term of three years and are subject to continuous service.
(12)	Includes 13,000 Class A shares and 2,857 unvested shares of restricted stock owned by Mr. Graham. The restricted stock vests one-third annually, have a term of three years and are subject to continuous service. Does not include 168,168 LLC units which have the right to exchange for shares of our Class A common stock on a one-for-one basis.
(13)	Includes 52,500 Class A shares owned by the Hurst Family Trust u/a/d 1 August 2004, a revocable trust established by Mr. Hurst and Mrs. Hurst, husband and wife. Mr. Hurst and Mrs. Hurst are joint trustees of the Trust and each person has the power to vote and dispose of any and all securities held by the Trust. Both Mr. Hurst and Mrs. Hurst disclaims beneficial ownership of the share by the other. Does not include 1,094,114 LLC units which have the right to exchange for shares of our Class A common stock on a one-for-one basis.
(14)	Includes 3,214 unvested shares of restricted stock owned by Mr. Verhey. The restricted stock vests one-third annually, have a term of three years and are subject to continuous service.

AUDIT MATTERS

Audit Committee Report

Following is the report of the Audit Committee with respect to the Company’s audited consolidated balance sheets as of June 30, 2014 and 2013, and the related consolidated statements of operations, contributed capital, stockholders’ and members’ equity, and cash flows for the years then ended and the notes thereto.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management of the Company and with the Company’s independent registered public accounting firm, Burr Pilger Mayer, Inc.

The Audit Committee has discussed with Burr Pilger Mayer, Inc. those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1., AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Burr Pilger Mayer, Inc. required by the applicable requirements of the PCAOB regarding the communications of Burr Pilger Mayer, Inc. with the Audit Committee concerning the accountant’s independence, and has discussed with Burr Pilger Mayer, Inc. its independence from the Company and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2014.

Audit Committee of the Board of Directors
James F. Verhey (Chairman)
John D. Fruth
Daniel A. Carroll

Independent Registered Public Accountants

The following table sets forth the aggregate amount of various professional fees billed by our principal accountants (in thousands):

	Years Ended June 30,
	2014	2013
Audit fees(1)(2)	$380	$423
Audit related fees(3)	6	254
Total fees	$386	$677

(1)	All audit fees are approved by the Board of Directors. For the fiscal years ended June 30, 2014 and 2013, Burr Pilger Mayer, Inc served as our independent accountant.
(2)	Fees for audit services billed in fiscal years ended June 30, 2014 and 2013 are related to professional services for audits of our consolidated financial statement and reviews of our interim condensed consolidated financial statements.
(3)	Fees for audit-related services billed for the fiscal year ended June 30, 2014 and 2013 were for our shelf registration and IPO, respectively.

The following table sets forth the aggregate amount of professional tax fees billed by our independent tax accountants Deloitte, LLP (in thousands):

	Years Ended June 30,
	2014	2013
Total Tax fees(1)(2)	$106	$89

(1)	All tax fees are approved by the Audit Committee of the Board of Directors.
(2)	Fees for tax services billed in fiscal year ended June 30, 2014 and 2013 are related to tax services performed by Deloitte, LLP.

Pre-Approval Policies and Procedures

Our Audit Committee has established procedures for pre-approval of audit and non-audit services as set forth in the Audit Committee Charter. The Audit Committee pre-approves all services performed by Burr Pilger Mayer, Inc. and discloses such fees under the headings “Audit-Related Fees.” The Audit Committee considers whether the provision of the services disclosed under the headings “Audit-Related Fees” is compatible with maintaining Burr Pilger Mayer, Inc.’s independence and has so determined that the services provided by Burr Pilger Mayer, Inc. are compatible with maintaining Burr Pilger Mayer, Inc.’s independence. The Audit Committee pre-approved audit services provided to us by Burr Pilger Mayer, Inc. in fiscal year 2014.

The Audit Committee pre-approves all services performed by Deloitte and discloses such fees under the headings “Tax Fees.” The Audit Committee pre-approved tax services provided to us by Deloitte in fiscal year 2014.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The Audit Committee of our Board of Directors has selected Burr Pilger Mayer, Inc., as our independent registered public accountants for the year ending June 30, 2015, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. A representative of Burr Pilger Mayer, Inc. is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of Burr Pilger Mayer, Inc. as our independent registered public accountants for the year ending June 30, 2015, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BURR PILGER MAYER, INC. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2015.

PROPOSAL NO. 4 — TO APPROVE AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CLASS A COMMON STOCK

The Board of Directors has approved a proposal to amend the Company’s Restated Certificate of Incorporation, attached as Appendix B, to increase the number of authorized shares of the Company’s Class A common stock from 7,000,000 to 15,000,000. The proposed amendment would replace Article 4 of the Restated Certificate of Incorporation with the following language:

“The total number of shares of all classes of stock that the Corporation is authorized to issue is 20,001,000 shares, consisting of (i) 15,000,000 shares of Class A common stock, par value of $0.001 per share (the “Class A common stock”), (ii) 1,000 shares of Class B common stock, par value of $0.001 per share (the “Class B common stock” and, together with the Class A common stock, the “common stock”), and (iii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

The Board of Directors believes that it is prudent to increase the authorized number of authorized shares of Class A common stock in order to maintain a reserve of shares available for immediate issuance to meet business needs, such as an acquisition or equity offering, promptly as they arise, to provide equity incentive compensation to our employees and any subsidiary employees, and for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights to our employees, directors and consultants and subsidiary corporations’ employees, directors and consultants. The Board of Directors believes that maintaining such a reserve will save time and money in responding to future events requiring the issuance of additional shares of Class A common stock, such as acquisitions, equity offerings or equity incentives. All authorized but unissued shares of Class A common stock will be available for issuance from time to time for any proper purpose approved by the Board of Directors (including issuances in connection with equity-based incentive plans and issuances to raise capital or effect acquisitions). There are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized Class A common stock except for issuances in the ordinary course of business. The Board of Directors does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law or by Nasdaq Marketplace Rules.

As of September 29, 2014, there were outstanding grants of 148,928 shares of restricted stock awards, 87,500 restricted stock units and 150,000 stock options under the 2012 Plan. The total number of future awards under the 2012 Plan is zero.

The Board of Directors believes that our 2012 Stock Incentive Plan is in the best interest of stockholders and the Company, as equity awards granted under the plan help to attract, motivate, and retain talented employees and non-employee directors; align employee and stockholder interests; link employee compensation to company performance; and maintain a culture based on employee stock ownership. Equity is a significant component of total compensation for our employees.

If Proposal 3 is adopted, the additional authorized shares of common stock would become issuable upon the approval of our Board of Directors at such times, in such amounts, and upon such terms as our Board of Directors may determine, without further approval of the stockholders, unless such approval is expressly required by applicable law, regulatory agencies and NASDAQ exchange. Furthermore, current stockholders will have no preemptive rights to purchase additional shares. Stockholder approval of this amendment will not, by itself, cause any change in our capital accounts. However, any future issuance of additional shares of common stock authorized pursuant to this Proposal 3 would ultimately result in dilution of existing stockholders’ equity interests.

Any newly authorized shares of the Company’s common stock will be identical to the shares of common stock now authorized and outstanding. The proposed amendment will not affect the rights of current holders of the Company’s common stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

The Board of Directors unanimously recommends a vote FOR the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Class A common stock from 7,000,000 to 15,000,000.

PROPOSAL NO. 5 — TO APPROVE AN AMENDMENT OF THE 2012 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2012 PLAN BY 748,000 SHARES OR FROM 252,000 SHARES TO
1,000,000 SHARES.

On September 25, 2014, our Board of Directors approved an amendment to the Company's 2012 Stock Incentive Plan (the “2012 Plan”), subject to stockholder approval, to increase the number of shares available under the Plan by 748,000 shares. As of September 29, 2014, there were 148,928 shares of restricted stock awards, 87,500 shares of restricted stock units and 150,000 stock options and the total number of shares of common stock available for future awards under the 2012 Plan is zero, which the Board of Directors believes is inadequate for the purpose of providing future equity incentives.

Our Board of Directors has adopted the 2012 Plan which our sole active plan for providing equity incentive compensation to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights to our employees, directors and consultants and to our parent and subsidiary corporations’ employees, directors and consultants. The Board of Directors believes that our 2012 Stock Incentive Plan is in the best interest of stockholders and the Company, as equity awards granted under the plan help to attract, motivate, and retain talented employees and non-employee directors; align employee and stockholder interests; link employee compensation to company performance; and maintain a culture based on employee stock ownership. Equity is a significant component of total compensation for our employees.

Certain material features of the plan are discussed below, however, the description is subject to, and qualified by the full text of the 2012 Plan attached as Appendix C, and is incorporated herein by reference, which includes the proposed amendment to Section 3(a). The closing price for our Class A common stock on September 25, 2014, was $5.41 per share. If this proposal is approved, we anticipate filing a Form S-8 registration statement with the SEC shortly after the annual meeting to register the additional shares.

Share Reserve

The Board of Directors has reviewed the shares currently available under the 2012 Plan and has determined that it is appropriate to increase the number of shares authorized for issuance under the 2012 Plan. As of September 29, 2014, there were 148,928 shares of restricted stock award (weighted average price of $4.89), 87,500 shares of restricted stock units (weighted average price of $5.00) and 150,000 stock options (weighted average price of $5.00) under the 2012 Plan (unvested). As of September 30, 2014, the total number of shares of common stock available for awards under the 2012 Plan is zero, which the Board of Directors believes is inadequate for the purpose of providing future equity incentives. The Board of Directors has determined that increasing the amount of shares of common stock issuable under the 2012 Plan is necessary in order to provide equity incentive compensation to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants. As a result, the Board of Directors is asking the stockholders to approve the amendment to the 2012 Plan to increase the number of shares available under the 2012 Plan by 748,000 shares.

Of the shares granted from the 2012 Plan, Kevin Shaw, an independent contractor who acts as our creative director, holds 140,000 shares of restricted Class A common stock, James Verhey, our Director, holds 3,214 shares of restricted Class A common stock, Barrie Graham, our Director, holds 2,857 shares of restricted Class A common stock and John Fruth, our Director, holds 2,857 shares of restricted Class A common stock. These shares of restricted Class A common stock were granted in December 2012, February 2013 and December 9, 2013, respectively, and vest over a three-year period. Paul Forgue, our Chief Financial Officer and Chief Operations Officer, holds 87,500 of restricted Class A common stock and 150,000 stock options. These shares of restricted Class A common stock and stock options were granted in June 2014, and vest over a four-year period. The total outstanding grants of 386,428 shares of restricted Class A common stock represents approximately 6% of our 7,000,000 current authorized Class A common stock (assumes full conversion of 3,164,172 LLC units). The request of an additional amount of 748,000 shares represents 10% of our requested Class A common stock of 15,000,000 (assumes full conversion of 3,164,172 LLC units and stockholder approval of proposal 3, above).

We believe the Compensation Committee and the Board of Directors have been judicious in granting equity awards and have displayed sensitivity to minimizing the dilutive impact that such awards could have on stockholders. In addition, we believe that the requested increase strikes an appropriate balance between providing grant flexibility and potential stockholder concerns regarding dilution. Furthermore, this relatively limited number of additional shares restricts the potential dilutive impact and gives stockholders a near-term opportunity to vote on any additional proposed share increase.

Administration

Our Board of Directors or a committee of our Board of Directors will administer the 2012 Plan. In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code the committee will consist of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code. The administrator will have the power to determine and interpret the terms and conditions of the awards, including the employees, directors and consultants who will receive awards, the exercise price, the number of shares subject to each such award, the vesting schedule and exercisability of the awards, the restrictions on transferability of awards and the form of consideration payable upon exercise. The administrator also will have the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered or cancelled in exchange for other awards of the same type (which may have higher or lower exercise prices) or awards of a different type.

Stock Options

The 2012 Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and employees of any parent or subsidiary of ours. Non-qualified stock options may be granted to our employees, directors, and consultants and those of any parent or subsidiary of ours. The exercise price of all options granted under the 2012 Plan must at least be equal to the fair market value of our Class A common stock on the date of grant. The term of an incentive stock option may not exceed ten (10) years, except that with respect to any employee who owns more than ten percent (10%) of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed five (5) years, and the exercise price must equal at least one hundred ten percent (110%) of the fair market value on the grant date.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement. However, an option may not be exercised later than the expiration of its term.

On June 25, 2014, we granted stock options to Mr. Forgue, our Chief Financial Officer and Chief Operations Officer, which vest annually over four years and had a fair value at date of grant of $0.4 million. Equity compensation is expensed in our consolidated financial results of operations over the vesting period.

Stock Appreciation Rights

The 2012 Plan allows for the grant of stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Class A common stock between the date of grant and the exercise date. The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our Class A common stock, or a combination thereof, except that the base appreciation amount for the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than one hundred percent (100%) of the fair market value per share on the date of grant. After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her stock appreciation right, to the extent vested, only to the extent provided in the stock appreciation right agreement.

Restricted Stock Awards

The 2012 Plan allows for the grant of restricted stock. Restricted stock awards are shares of our Class A common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions on vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

On December 28, 2012, we made a grant of 42,000 shares of restricted stock to James D. Bielenberg, our former Chief Financial Officer. On December 28, 2013, 14,000 shares of restricted stock vested and on June 16, 2014 the vesting of the remaining 28,000 shares of restricted stock was accelerated due to Mr. Bielenberg’s resignation. The award had a fair value at the time of grant of $103,000. Equity compensation was expensed in our consolidated financial results of operations over the vesting and acceleration period.

On February 4, 2013, we made a grant of shares of restricted stock to Kevin Shaw, an independent contractor who serves as our creative director. The award vests over three years, and had a fair value at the time of grant of $940,000 of which 70,000 shares have vested. Equity instruments issued to non-employees are accounted for in accordance with FASB ASC Topic 505-50, Equity Based Payments to Non-Employees. Equity instruments issued to non-employees are recorded at their fair value on the measurement date and are subject to periodic market adjustments as the underlying equity instruments vest. The equity compensation is expensed in our consolidated financial results of operations over the vesting period.

On December 9, 2013, we granted restricted stock to certain directors of our company which vests over three years and has a fair value at date of grant of $0.03 million. Equity compensation is expensed in our consolidated financial results of operations over the vesting period.

Restricted Stock Units

The 2012 Plan allows for the grant of restricted stock units. Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate. The administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash, with shares of our Class A common stock or other securities, or a combination thereof.

On June 25, 2014, we granted restricted stock units to Paul Forgue, our Chief Financial Officer and Chief Operations Officer which vests annually over four years and had a fair value at date of grant of $0.4 million. Equity compensation is expensed in our consolidated financial results of operations over the vesting period.

Dividend Equivalent Rights

The 2012 Plan allows for the grant of dividend equivalent rights. Dividend equivalent rights are awards that entitle the recipients to compensation measured by the dividends we pay with respect to our Class A common stock.

Transferability of Awards

The 2012 Plan allows for the transfer of awards under the 2012 Plan only (i) by will, (ii) by the laws of descent and distribution and (iii) for awards other than incentive stock options, to the extent authorized by the administrator. Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2012 Plan, the administrator will make adjustments to one or more of the number or class of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the 2012 Plan, and any other terms that the administrator determines require adjustment. In the event of our complete liquidation or dissolution, all outstanding awards will terminate immediately upon the consummation of such transaction.

Corporate Transactions and Changes in Control

The 2012 Plan provides that in the event of a corporate transaction, as defined in the 2012 Plan, each outstanding award will terminate upon the consummation of the corporate transaction to the extent that such awards are not assumed by the acquiring or succeeding corporation. Prior to or upon the consummation of a corporate transaction or a change in control, as defined in the 2012 Plan, an outstanding award may vest, in whole or in part, to the extent provided in the award agreement or as determined by the administrator in its discretion. The administrator may condition the vesting of an award upon the subsequent termination of the recipient’s service or employment within a specified period of time following the consummation of a corporate transaction or change in control. The administrator will not be required to treat all awards similarly in the event of a corporate transaction or change in control.

Plan Amendments and Termination

The 2012 Plan will automatically terminate ten (10) years following the date it becomes effective, unless we terminate it sooner. In addition, our Board of Directors has the authority to amend, suspend or terminate the 2012 Plan provided such action does not impair the rights under any outstanding award unless mutually agreed to in writing by the recipient and us.

Vote Required

You may vote in favor or against this proposal or you may abstain from voting. Approval of the amendment to the 2012 Plan will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the approval of the 2012 Plan. Abstentions will have the same effect as votes against this proposal and broker non-votes will not be counted as shares entitled to vote and will have no effect on the result of the vote. If the stockholders do not approve the amendment to the 2012 Plan, it will not be implemented, but we reserve the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

Stockholder Approval and Board of Directors Recommendation

Our Board of Directors recommends that our stockholders vote FOR approval of the amendment to the 2012 Plan because it believes that the amendment to the 2012 Plan is critical to providing the additional shares that will be crucial factors in enabling us to continue to provide a competitive mix of compensation to our key employees.

Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the amendment to the 2012 Plan. If the amendment to the 2012 Plan is not approved by the stockholders, the 2012 Plan will remain in effect, and we would remain subject to the existing pool of shares available for issuance under that Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” AN AMENDMENT OF THE 2012 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2012 PLAN BY 748,000 SHARES (FROM 252,000 SHARES TO 1,000,000 SHARES).

OTHER MATTERS

Policies and Procedures Regarding Related Party Transactions

Our Board of Directors reviews related party transactions for potential conflict of interest issues. Our Board of Directors has adopted a written related party transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us or a related person.

Certain Relationships and Related Transactions

Grape and Bulk Wine Agreements

We enter into grape and bulk wine purchase agreements from time to time with entities in which our executives and/or founders have financial interests. We have entered into such arrangements with:

•	Ghianda Rose Vineyard, which is owned by Diana Fetzer, wife of Paul E. Dolan, III a member of our Board of Directors.
•	Gobbi Street Vineyards, which is partly owned by Diana Fetzer, and Paul E. Dolan, III’s daughter, Nya Kusakabe.
•	Mendo Farming Company, which is managed by Heath E. Dolan and owned by the following members: (i) Daniel A. Carroll and Stasia Obremskey, as trustees of the Carroll-Obremskey Trust Dated April 5, 1996 (the “Carroll-Obremskey”) (33.333% interest); (ii) Paul E. Dolan III, as trustee of The Dolan 2003 Family Trust Dated June 5, 2003 (the “Dolan 2003 Trust”) (30.334% interest); (iii) Peter E. Dolan (17.333% interest); (iv) Heath E. Dolan and Robin A. Dolan, as trustees of The Dolan 2005 Family Trust Dated August 24, 2005 (the “Dolan 2005 Trust”) (9.500% interest); and (v) Zachary Y. Schat and Melissa Schat, as trustees of The Zachary Schat Trust U/D/T Dated September 1, 2004 (the “Schat Trust”) (9.500% interest). Peter E. Dolan is the brother of Paul E. Dolan, III.
•	Dark Horse Farming Company, which is owned Paul E. Dolan III (50%), Heath E. Dolan (25%) and Jason Dolan (25%). Paul E. Dolan III and Heath E. Dolan are directors of the LLC and Truett-Hurst, Inc. Jason Dolan is the brother of Heath E. Dolan.

We believe these arrangements reflect substantially the same market terms we would receive in transactions with unaffiliated third parties. However, if we fail to receive market terms for these transactions or other similar transactions in the future, our profits could be reduced.

Security Agreements and Limited Guaranties

In connection with our entry into the Bank of the West Loan on July 16, 2012, certain of our executive officers, as well as certain trusts and other entities under their respective control, entered into guarantee agreements as described below.

Limited Guaranty — Hurst Trust:  On July 16, 2012, the Hurst Trust, a member of the LLC, and Phillip L. Hurst, director and CEO of the LLC and Truett-Hurst, Inc. and a co-trustee of the Hurst Trust, entered into a Limited Guaranty pursuant to which the Hurst Trust and Mr. Hurst, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us. The liability of the Hurst Trust and Mr. Hurst, as guarantor, is limited to 42% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty — Hambrecht Trust:  On July 16, 2012, the Hambrecht Trust and William R. Hambrecht, a director of the LLC and Truett-Hurst, Inc. and trustee of the Hambrecht Trust, entered into a Limited Guaranty pursuant to which the Hambrecht Trust and Mr. Hambrecht, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us. The liability of the Hambrecht Trust and Mr. Hambrecht, as guarantor, is limited to 35% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty — Dolan 2005 Trust:  On July 16, 2012, the Dolan 2005 Trust, a member of the LLC, and Heath E. Dolan, a director of the LLC and Truett-Hurst, Inc. and a co-trustee of the Dolan 2005 Trust, entered into a Limited Guaranty pursuant to which the Dolan 2005 Trust and Mr. Dolan, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us. The liability of the Dolan 2005 Trust and Mr. Dolan, as guarantor, is limited to 26% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty — Dolan 2003 Trust:  On July 16, 2012, the Dolan 2003 Trust, a member of the LLC, and Paul E. Dolan, III, a director of the LLC and Truett-Hurst, Inc. and trustee of the Dolan 2003 Trust, entered into a Limited Guaranty pursuant to which the Dolan 2003 Trust and Mr. Dolan, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us. The liability of the Dolan 2003 Trust and Mr. Dolan, as guarantor, is limited to 26% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Limited Guaranty — Carroll-Obremskey Trust:  On July 16, 2012, the Carroll-Obremskey Trust, a member of the LLC, and Daniel A. Carroll, a director of the LLC and Truett-Hurst, Inc. and a co-trustee of the Carroll-Obremskey Trust, entered into a Limited Guaranty pursuant to which the Carroll-Obremskey Trust and Mr. Carroll, together, guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us. The liability of the Carroll-Obremskey Trust and Mr. Carroll, as guarantor, is limited to 26% of the sum of all obligations due to Bank of the West, plus the costs, expenses and interest associated with the collection of amounts recoverable under this guarantee.

Unlimited Guaranty — Hambrecht Wine Group:  On July 16, 2012, the Hambrecht Wine Group, a member of the LLC, entered into an Unlimited Guaranty pursuant to which Hambrecht Wine Group guarantees the full payment to Bank of the West of all sums presently due and owing and all sums which shall in the future become due and owing to Bank of the West from us. The liability of Hambrecht Wine Group, as guarantor, is unlimited.

Notes Payable

In connection with the waiver we received from Bank of the West in March 2013, we executed convertible subordinated notes payable to Daniel A. Carroll, director of the LLC and Truett-Hurst, Inc., and Stasia Obremskey, as trustees of the Carroll-Obremskey Trust, a member of the LLC, Phillip L. Hurst, director and CEO of the LLC and Truett-Hurst, Inc., and Sylvia M. Hurst, as trustees of the Hurst Trust, a member of the LLC, Heath E. Dolan, director of the LLC and Truett-Hurst, Inc., and Robin A. Dolan, as trustees of the Dolan 2005 Trust, a member of the LLC, and Paul E. Dolan, III, director of the LLC and Truett-Hurst, Inc., as trustee of the Dolan 2003 Trust, a member of the LLC, in exchange for their contributions of $0.2 million, $0.2 million, $0.03 million and $0.03 million, respectively, bearing interest at a rate of 10% per annum with interest and principal due on the earlier of March 1, 2014. Upon completion of the IPO on June 25, 2013, all amounts were released from subordination and paid in full.

We executed a $0.2 million secured promissory note payable to Mark De Meulenaere, a member of the LLC, in connection with our repurchase of his Put Interest. The note bears interest at 4.5% per annum and is payable monthly in principal and interest payments of $6,245 (not in thousands), with the entire principal balance and unpaid accrued interest due and payable on May 3, 2015. The note is secured by a membership interest pledge agreement.

Other Notes Payable.  In connection with our purchase of a 50% interest in The Wine Spies, we executed a note payable in the amount of $0.05 million, which matured on March 1, 2013 and carried no interest. The note was paid in full on March 1, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our common stock, who are hereinafter collectively referred to as the Reporting Persons, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership of our common stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on our review of the copies of the Forms 3, 4 and 5 received by us during the fiscal year ended June 30, 2013 and written representations that no other reports were required, we believe that all reports required to be filed by such persons with respect to the Company’s fiscal year ended June 30, 2014, were timely filed.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8.  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2015 proxy statement, your proposal must be received by us no later than April 9, 2015, and must otherwise comply with Rule 14a-8. While our Board of Directors will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Other Proposals and Nominations.  For proposals not made in accordance with Rule 14a-8, pursuant to Rule 14a-4(c), in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to our Corporate Secretary at our principal offices no later than April 9, 2015. If notice of any stockholder proposal is received after April 9, 2015, then the notice will be considered untimely and we are not required to present such proposal at the 2014 Annual Meeting, and then the persons named in proxies solicited by our Board of Directors for the 2015 Annual Meeting may exercise discretionary voting power with respect to such proposal. You may write to our Corporate Secretary at our principal executive offices, Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California 95448, and Attention: Corporate Secretary, to deliver the notices discussed above.

Proxy Solicitation Costs

The enclosed proxy is being solicited by the Board of Directors of the Company. We will bear the entire cost of solicitation of proxies on behalf of the Company, including preparation, assembly, printing and mailing of this Proxy Statement, the enclosed proxy card, the enclosed annual report for calendar year 2014, coordination of the Internet and telephone voting process, and any additional information furnished to you by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by internet and mail may be supplemented by telephone, facsimile, or personal solicitation by our directors, officers or other regular employees.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California 95448, Attention: Investor Relations, or contact Investor Relations by telephone at 707.431.4436. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Annual Report on Form 10-K

We will provide to any stockholder without charge a copy of our 2014 annual report on Form 10-K upon written request to our Corporate Secretary at Truett-Hurst, Inc., P.O. Box 1532, Healdsburg, California, 95448. Our annual report booklet and this proxy statement are also available online at http://www.astproxyportal.com/ast/18382.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the Board of Directors may recommend.

Whether or not you plan to attend the Annual Meeting, please cast your vote online, via telephone, or complete, date, sign and promptly return the enclosed proxy card or voting instruction card in the enclosed postage-paid envelope before the Annual Meeting so that your shares will be represented at the Annual Meeting.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR ITS APPENDICES TO VOTE ON THE MATTERS SET FORTH ABOVE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 3, 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By order of the Board of Directors

/s/ Phillip L. Hurst

Phillip L. Hurst
Chief Executive Officer, Director and Chairman of the Board of Directors
Healdsburg, California

APPENDIX A

ANNUAL MEETING OF STOCKHOLDERS OF

TRUETT-HURST, INC.

November 20, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18382

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20533300000000000000 8 112014

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1 & 2. To re-elect Phillip L. Hurst, Paul E. Dolan III and Daniel A. Carroll as Class II directors of Truett-Hurst, Inc. to serve for three years and until their successors have been elected and qualified, or until their earlier death, resignation or removal. To elect new nominee Marcus Benedetti as a Class II director of of Truett-Hurst, Inc. to serve for three years and until his successor has been elected and qualified, or until his earlier death, resignation or removal.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:

- ○ Phillip L. Hurst — Class II director
- ○ Paul E. Dolan III — Class II director
- ○ Daniel A. Carroll — Class II director
- ○ Marcus Benedetti — Class II director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposals 1 and 2, and "FOR" Proposals 3, 4 and 5.**

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TRUETT-HURST, INC.

at the VML Winery Conference Room located at 4035 Westside Road, Healdsburg, CA 95448

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make the request as instructed below before November 10, 2014.

Please visit http://www.astproxyportal.com/ast/18382 where the following materials are available for view:

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K

TO OBTAIN PROXY MATERIALS:

TELEPHONE: 888-Proxy-NA (888-776-9962) or 718-921-8562 (for international callers)

E-MAIL: info@amstock.com

WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:

ONLINE: To access your online proxy card, please visit **http://www.astproxyportal.com/ast/18382** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 p.m. Eastern Time the day before the meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit **http://www.astproxyportal.com/ast/18382** to view the materials and to obtain the toll free number to call. You may vote by telephone until 11:59 p.m Eastern Time the day before the meeting date.

MAIL: You may request a card by following the instructions above.

---

1 & 2. To re-elect Phillip L. Hurst, Paul E. Dolan III and Daniel A. Carroll as Class II directors of Truett-Hurst, Inc. to serve for three years and until their successors have been elected and qualified, or until their earlier death, resignation or removal. To elect new nominee Marcus Benedetti as a Class II director of of Truett-Hurst, Inc. to serve for three years and until his successor has been elected and qualified, or until his earlier death, resignation or removal.

NOMINEES:

Phillip L. Hurst	Class II director
Paul E. Dolan III	Class II director
Daniel A. Carroll	Class II director
Marcus Benedetti	Class II director

Please note that you cannot use this notice to vote by mail.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 3, 4 AND 5.

APPENDIX B

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF
TRUETT-HURST, INC., AS AMENDED

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Truett-Hurst, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is Truett-Hurst, Inc.
2.	Article IV of the Corporation’s Certificate of Incorporation is hereby amended by striking the first sentence of paragraph (a) of Article IV in its entirety and replacing it with the following:

“The total number of shares of all classes of stock that the Corporation is authorized to issue is 20,001,000 shares, consisting of (i) 15,000,000 shares of Class A common stock, par value of $0.001 per share (the “Class A common stock”), (ii) 1,000 shares of Class B common stock, par value of $0.001 per share (the “Class B common stock” and, together with the Class A common stock, the “common stock”), and (iii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

3.	The above-referenced amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Truett-Hurst, Inc. has caused this Certificate of Amendment to be executed as of September 30, 2014.

Truett-Hurst, Inc.

[e-signature for Mr. Hurst]

Phillip L. Hurst
Chief Executive Officer, Director and Chairman of the Board of Directors

B-1